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                                                                   Exhibit 10(a)


INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Index Trust:

We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 811-7885 of our reports dated as follows:

        February 16, 1999   S&P 500 Index Series
        February 17, 1999   Aggregate Bond Index Series
        February 18, 1999   Small Cap Index Series
        February 18, 1999   International Index Series

appearing in the annual reports to shareholders for the year ended December 31, 1998.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Princeton, New Jersey
April 23, 1999